Patrick Industries, Inc. Completes Acquisition of Inland Plywood Company ELKHART, IN – August 3, 2020 - Patrick Industries, Inc. (NASDAQ: PATK) (“Patrick” or the “Company”) announced today that it has completed the acquisition of Inland Plywood Company (“Inland”), a premier supplier, laminator, and wholesale distributor of treated, untreated, and laminated plywood, medium density overlay panels, and other specialty products, primarily serving the marine market as well as the recreational vehicle (“RV”) and industrial markets. Inland is headquartered in Pontiac, Michigan with an additional facility located in Cocoa, Florida. Inland’s fiscal 2019 revenue was approximately $60 million, and the Company expects the acquisition to be immediately accretive to net income per share. “We are extremely excited to partner with the Inland team who are recognized and respected market leaders with a tremendous brand and reputation for providing innovative and quality products to the marine, RV, and industrial markets, and for consistently delivering exceptional service to their customers,” said Andy Nemeth, President and Chief Executive Officer of Patrick. “Inland’s integrated lean supply chain model offers its customers a convenient, one-stop solution for value-added plywood and specialty panel sourcing, warehousing and inventory management, customer service, and logistics. In addition, the deep industry knowledge and relationships that Inland’s team has developed coupled with their entrepreneurial spirit are an excellent fit with our culture, and we are thrilled to bring our two companies together as we continue to strive to serve our customers at the highest level. Consistent with previous acquisitions, we will support Inland with a financial and operational foundation that will allow it to invest in and capitalize on its core competencies.” Tim MacEachern, Co-Owner of Inland, said, “Our family started this business with core values centered around taking care of our team and our customers, and my brother Steve and I look forward to joining with the Patrick team to continue the legacy of the Inland brand and enhancing its value proposition to our customers and their growth strategies.” Steve MacEachern, Co-Owner of Inland, said, “The Inland team is excited to partner with Patrick and its independent brand strategy to continue to drive our business model and expand our platform in the markets we serve and broaden our geographic reach and product offerings.” The acquisition of Inland includes the acquisition of working capital, machinery and equipment, and real estate. Patrick will continue to operate Inland on a stand-alone basis under its brand name in its existing facilities.

About Patrick Industries, Inc. Patrick Industries, Inc. is a major manufacturer and distributor of component products and building products serving the recreational vehicle, marine, manufactured housing, residential housing, high-rise, hospitality, kitchen cabinet, office and household furniture, fixtures and commercial furnishings, and other industrial markets and operates coast-to-coast in various locations throughout the United States and in Canada, China and the Netherlands. Patrick’s major manufactured products include decorative vinyl and paper laminated panels, countertops, fabricated aluminum products, wrapped profile mouldings, slide-out trim and fascia, cabinet doors and components, hardwood furniture, fiberglass bath fixtures and tile systems, thermoformed shower surrounds, specialty bath and closet building products, fiberglass and plastic helm systems and component products, wiring and wire harnesses, boat covers, towers, tops and frames, electrical systems components including instrument and dash panels, softwoods lumber, interior passage doors, air handling products, RV painting, slotwall panels and components, aluminum fuel tanks, and CNC molds and composite parts and other products. The Company also distributes drywall and drywall finishing products, electronics and audio systems components, wiring, electrical and plumbing products, appliances, cement siding, raw and processed lumber, FRP products, interior passage doors, roofing products, tile, laminate and ceramic flooring, shower doors, furniture, fireplaces and surrounds, interior and exterior lighting products, and other miscellaneous products, in addition to providing transportation and logistics services. Cautionary Statement Regarding Forward-Looking Statements This press release contains certain statements related to future results, our intentions, beliefs and expectations or predictions for the future, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results depending on a variety of factors. Potential factors that could impact results include: the impact of the continuing financial and operational uncertainty due to the COVID-19 pandemic, including its impact on the overall economy, our sales, customers, operations, team members, suppliers, and the countries where we have operations or from which we source products and raw materials, such as China; adverse economic and business conditions, including cyclicality and seasonality in the industries we sell our products; the deterioration of the financial condition of our customers or suppliers; the loss of a significant customer; changes in consumer preferences; pricing pressures due to competition; conditions in the credit market limiting the ability of consumers and wholesale customers to obtain retail and wholesale financing for RVs, manufactured homes, and marine products; the imposition of restrictions and taxes on imports of raw materials and components used in our products; information technology performance and security; any increased cost or limited availability of certain raw materials; the impact of governmental and environmental regulations, and our inability to comply with them; our level of indebtedness; the ability to remain in compliance with our credit agreement covenants; the availability and costs of labor and production facilities; inventory levels of retailers and manufacturers; the ability to generate cash flow or obtain financing to fund growth; future growth rates 2 in the Company's core businesses; realization and impact of efficiency improvements and cost reductions; the successful integration of acquisitions and other growth initiatives; increases in interest rates and oil and gasoline prices; the ability to retain key executive and management personnel; the disruption of business resulting from natural disasters or other unforeseen events, and adverse weather conditions impacting retail sales. There can be no assurance that any forward-looking statement will be realized or that actual results will not be significantly different from that set forth in such forward-looking statement. Information about certain risks that could affect our business and cause actual results to differ from those expressed or implied in the forward-looking statements are contained in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, which is filed with the Securities and Exchange Commission (“SEC”) and is available on the SEC’s website at www.sec.gov. Each forward-looking statement speaks only as of the date of this press release, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances occurring after the date on which it is made. Contact: Julie Ann Kotowski Investor Relations kotowskj@patrickind.com 574.294.7511 3